UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 24, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

At the Special Meeting (as defined below) of SharpLink Gaming, Inc. (the “Company”), stockholders approved an amendment and restatement of the Company’s 2023 Equity Incentive Plan (as amended and restated, the “Amended and Restated Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 8,000,000 shares to 8,034,166 shares.

The foregoing description of the Amended and Restated Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2025, the Company filed a Second Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share, from 100,000,000 to 500,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Authorized Share Increase”). The Authorized Share Increase was approved by stockholders at the Special Meeting as described in Item 5.07 below and the Certificate of Amendment, including the Authorized Share Increase, became effective at 5:10 p.m. Eastern Time on July 24, 2025.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, 2025, the Company convened a special meeting of stockholders (the “Special Meeting”) virtually via live webcast. Only stockholders of record at the close of business on June 18, 2025, the record date for the Special Meeting, were entitled to vote at the Special Meeting. As of the record date, 62,125,336 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting. Based on the estimated preliminary voting results present at the meeting or by proxy were holders of 35,076,578 shares of the Company’s common stock, which represented approximately 56% of the voting power of all shares of common stock as of the record date and constituted a quorum for the transaction of business at the Special Meeting.

The stockholders of the Company voted on the following two proposals at the Special Meeting:

1.	To adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of the Company; and

2.	To adopt the Amended and Restated Equity Incentive Plan.

The estimated preliminary results of each proposal were as follows:

Proposal No. 1 – Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

For	Against	Abstain	Broker Non-Votes
34,643,535	405,830	27,213	–

Based on the votes set forth above, the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

Proposal No. 2 – Approval of the Amended and Restated Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
19,085,322	186,899	1,154,249	14,650,108

Based on the votes set forth above, the stockholders approved the Amended and Restated Equity Incentive Plan.

The Company plans to file an amendment to this Current Report with final numbers when available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc., effective as of July 24, 2025.
10.1	Amended and Restated Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: July 25, 2025